For period ended 10/31/2005
Registrant Name: American Beacon Funds
File Number: 811-4984

Exhibit 99.77B

Report of Independent Registered Public Accounting Firm


To the Shareholders and Board of Trustees of American Beacon Funds:

In planning and performing our audits of the financial statements of American Beacon Funds (formerly known as American AAdvantage Funds), comprised of the American Beacon Balanced Fund, American Beacon Large
Cap Value Fund, American Beacon Large Cap Growth Fund, American Beacon Mid-Cap Value Fund, American Beacon Emerging Markets Fund, American Beacon High Yield Bond Fund, American Beacon Enhanced Income Fund, American Beacon Intermediate Bond Fund, American Beacon Short-Term
Bond Fund, American Beacon Small Cap Value Fund and American Beacon International Equity Fund (formerly known as the American AAdvantage Balanced Fund, American AAdvantage Large Cap Value Fund, American AAdvantage Large Cap Growth Fund, American AAdvantage Mid-Cap Value
Fund, American AAdvantage Emerging Markets Fund, American AAdvantage
High Yield Bond Fund, American AAdvantage Enhanced Income Fund, American AAdvantage Intermediate Bond Fund, American AAdvantage Short-Term Bond Fund, American AAdvantage Small Cap Value Fund and American AAdvantage International Equity Fund, respectfully) as of and for the year ended October 31, 2005, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of American Beacon Funds internal control over financial reporting. Accordingly, we express no such opinion.

The management of American Beacon Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of American Beacon Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in American Beacon Funds internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of October 31, 2005.

This report is intended solely for the information and use of management and the Board of Trustees of American Beacon Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

                                         /S/ ERNST & YOUNG LLP

Chicago, Illinois
December 21, 2005